Exhibit 99.2

EAGLE RIVER MINING CORP.
(the "Corporation")

RESOLUTIONS OF SHAREHOLDERS

WHEREAS:

The following Resolutions having been consented to in writing by a majority of the Shareholders as required by the by-laws of the Corporation, hereby WAIVE notice of the time and place of a meeting of the Shareholders of the Corporation and DO HEREBY CONSENT to the adoption of the following resolutions as at January 14, 2005:

RESOLVED THAT:

1. The items below have been examined by a majority of Shareholders and are all approved and adopted, and that all acts taken and decisions reached as set forth in such documents be, and they are hereby ratified and approved by a majority of Shareholders of the Corporation.

2. The Corporation's name be changed from Eagle River Mining Corp. to China Media1 Corp.

3. The authorized capital of the Corporation be changed to ONE BILLION FIVE HUNDRED MILLION shares of voting common stock, par value $0.00005 per share, and no other class of stock shall be authorized.

4. The Corporation wishes to effect a 20-for-1 forward stock split (the "Forward Stock Split") of all outstanding shares of common stock of the Corporation and that the necessary documents to effect the split be filed with the Secretary of the State of Nevada.

5. The number of directors of the Board of Directors be increased from three (3) to seven (7).

DATED as of the 14th day of January, 2005.

/s/ Angela Du

Name of Shareholder: Angela Du

(Please print)

EAGLE RIVER MINING CORP.
(the "Corporation")

RESOLUTIONS OF SHAREHOLDERS

WHEREAS:

The following Resolutions having been consented to in writing by a majority of the Shareholders as required by the by-laws of the Corporation, hereby WAIVE notice of the time and place of a meeting of the Shareholders of the Corporation and DO HEREBY CONSENT to the adoption of the following resolutions as at January 14, 2005:

RESOLVED THAT:

1. The items below have been examined by a majority of Shareholders and are all approved and adopted, and that all acts taken and decisions reached as set forth in such documents be, and they are hereby ratified and approved by a majority of Shareholders of the Corporation.

2. The Corporation's name be changed from Eagle River Mining Corp. to China Media1 Corp.

3. The authorized capital of the Corporation be changed to ONE BILLION FIVE HUNDRED MILLION shares of voting common stock, par value $0.00005 per share, and no other class of stock shall be authorized.

4. The Corporation wishes to effect a 20-for-1 forward stock split (the "Forward Stock Split") of all outstanding shares of common stock of the Corporation and that the necessary documents to effect the split be filed with the Secretary of the State of Nevada.

5. The number of directors of the Board of Directors be increased from three (3) to seven (7).

DATED as of the 14th day of January, 2005.

/s/ Archer Pacific Management Inc.

Name of Shareholder: Archer Pacific Management Inc.

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CERTIFICATION BY SECRETARY

I, Ernest Cheung, the Secretary of the Corporation certify that the above noted Shareholders hold an aggregate over 865,000 shares of the Corporation, representing 57.4% of the Corporation's issued and outstanding voting stock, and that this percentage meets the shareholder majority required to transact business as set out in Bylaws of the Corporation.

Dated: January 14, 2005

/s/ Ernest Cheung
Ernest Cheung